Exhibit 99.2

Keystone Perfusion
Services P.C.
Unaudited Condensed Consolidated Financial Statements
As of June 30, 2025, and December 31, 2024, and for the
Three Months and Six Months Ended June 30, 2025 and 2024

KEYSTONE PERFUSION SERVICES P.C.
TABLE OF CONTENTS

Page
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited Condensed Consolidated Balance Sheets	3
Unaudited Condensed Consolidated Income Statements	4
Unaudited Condensed Consolidated Statements of Owner’s Equity	5-6
Unaudited Condensed Consolidated Statements of Cash Flows	7
Notes to Unaudited Condensed Consolidated Financial Statements	8–15

KEYSTONE PERFUSION SERVICES P.C.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2025 AND DECEMBER 31, 2024

	June 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$545,249	$206,592
Accounts receivable—net	10,704,372	8,563,333
Inventory	2,453,769	1,784,414
Prepaid expenses and other current assets	689,247	308,370
Total current assets	14,392,637	10,862,709
NONCURRENT ASSETS:
Property and equipment – net	5,267,518	3,854,656
Goodwill	2,195,000	2,195,000
Other noncurrent assets	10,345	4,520
Total noncurrent assets	7,472,863	6,054,176
TOTAL ASSETS	$21,865,500	$16,916,885
LIABILITIES AND OWNER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	3,971,386	2,572,829
Accrued and other liabilities	5,432,787	3,312,980
Current portion of debt	2,390,070	3,850,998
Total current liabilities	11,794,243	9,736,807
NONCURRENT DEBT	529,965	580,902
TOTAL LIABILITIES	12,324,208	10,317,709
COMMITMENTS AND CONTINGENCIES (Note 6)
OWNER’S EQUITY:
Common stock, $1 par value, 1,000 authorized and issued as of December 31, 2024	1,000	1,000
Owner’s equity	9,540,292	6,598,176
Total owners' equity	9,541,292	6,599,176
TOTAL LIABILITIES AND OWNER’S EQUITY	$21,865,500	$16,916,885

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

KEYSTONE PERFUSION SERVICES P.C.

UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
	Three Months Ended June 30,		Six Months Ended June 30,

	2025	2024	2025	2024
NET REVENUE	$18,666,409	$10,059,839	$34,357,872	$18,427,845
COST OF REVENUE	14,354,120	7,938,761	26,648,205	14,424,064
GROSS PROFIT	4,312,289	2,121,078	7,709,667	4,003,781
OPERATING EXPENSES:
Software development	30,507	19,111	59,435	37,548
General and administrative	2,349,237	1,369,991	4,236,449	2,579,955
Selling and marketing	63,494	32,930	105,706	62,581
Total operating expenses	2,443,238	1,422,032	4,401,590	2,680,084

INCOME FROM OPERATIONS	1,869,051	699,046	3,308,077	1,323,697
INTEREST EXPENSE	83,493	86,555	171,195	160,903
INCOME FROM PROVISION FOR INCOME TAXES	1,785,558	612,491	3,136,882	1,162,794
PROVISION FOR INCOME TAXES	-	-	-	-
NET INCOME	$1,785,558	$612,491	$3,136,882	$1,162,794

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

KEYSTONE PERFUSION SERVICES P.C.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OWNER’S EQUITY
FOR THE THREE MONTHS ENDED JUNE 30, 2025 AND 2024

OWNER'S EQUITY – Balance as of April 1, 2024	$4,851,849
Contributions to the Company	206,700
Net Income	612,491
Distributions from the Company	(471,281)
OWNER'S EQUITY – Balance as of June 30, 2024	$5,199,759

OWNER'S EQUITY – Balance as of April 1, 2025	$7,770,365
Contributions to the Company	327,988
Net Income	1,785,558
Distributions from the Company	(342,619)
OWNER'S EQUITY – Balance as of June 30, 2025	$9,541,292

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

KEYSTONE PERFUSION SERVICES P.C.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OWNER’S EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

OWNER'S EQUITY – Balance as of January 1, 2024	$4,950,047
Contributions to the Company	210,300
Net Income	1,162,794
Distributions from the Company	(1,123,382)
OWNER'S EQUITY – Balance as of June 30, 2024	$5,199,759

OWNER'S EQUITY – Balance as of January 1, 2025	$6,599,176
Contributions to the Company	464,037
Net Income	3,136,882
Distributions from the Company	(658,803)
OWNER'S EQUITY – Balance as of June 30, 2025	$9,541,292

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

KEYSTONE PERFUSION SERVICES P.C.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,136,882	$1,162,794
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	—	59,627
Depreciation	665,157	397,277
Changes in operating assets and liabilities:
Accounts receivables	(2,141,040)	(685,934)
Inventory	(669,355)	(386,959)
Prepaid expenses and other current assets	(386,702)	(267,110)
Accounts payable	1,398,557	973,006
Accrued and other current liabilities	2,119,808	982,182
Net cash provided by operating activities	4,123,307	2,234,883

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,078,018)	(2,546,033)
Consideration paid for acquisition of business	—	(455,000)
Net cash used in investing activities	(2,078,018)	(3,001,033)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on line of credit	(10,948,928)	(8,791,657)
Proceeds from line of credit	9,432,696	9,754,002
Payments on SBA loans	—	(531,323)
Proceeds from SBA loans	4,366	918,708
Contributions to the Company	464,037	210,300
Distributions from the Company	(658,803)	(1,123,382)
Net cash (used in) provided by financing activities	(1,706,632)	436,648

NET CHANGE IN CASH AND CASH EQUIVALENTS	$338,657	$(329,502)

CASH AND CASH EQUIVALENTS — Beginning of year	$206,592	$402,675

CASH AND CASH EQUIVALENTS — End of year	$545,249	$73,173

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION — Cash paid for interest	$171,195	$160,903

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

KEYSTONE PERFUSION SERVICES P.C.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2025, AND DECEMBER 31, 2024, AND FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024
1.DESCRIPTION OF BUSINESS
Keystone Perfusion Services P.C., (the “Company” or “Keystone”) was incorporated in Pennsylvania in 2013. The Company provides organ recovery, normothermic regional perfusion services, perfusion staffing and equipment solutions, to hospitals, organ procurement organizations, and transplant centers. Keystone employs clinical staff who operate heart-lung bypass machines during surgery, manage extracorporeal membrane oxygenation ("ECMO") support, and perform blood conservation services.

The Company is located and headquartered in Mount Pleasant, South Carolina. Other offices operated by the Company are in Baltimore, Maryland, Collingswood, New Jersey, Livonia, Michigan, Philadelphia, Pennsylvania, Youngstown, Ohio, and Dedham, Massachusetts. All subsidiaries are wholly owned by the Company and serve as regional hubs for clinical operations, organ recovery services, compliance, and blood management, supporting the Company’s nationwide service delivery. The Company’s revenues are derived solely from operations in the United States.
Risks and Uncertainties
The Company is subject to risks and uncertainties common to service providers in the health care industry. These include competition from other national and regional perfusion and organ recovery service providers, evolving market conditions in health care reimbursement and hospital spending, and the potential need for capital to support future growth initiatives. The Company is also dependent on maintaining compliance with applicable regulatory and accreditation standards and may be affected by changes in laws, regulations, or accreditation requirements. While the Company’s revenues are derived from a broad base of hospitals, organ procurement organizations, and transplant facilities, the loss of, or changes in relationships with, significant customers could adversely affect results. The Company’s success depends in part on the continued service of key clinical and management personnel. In addition, technological advances in cardiac surgery, organ preservation, or related clinical practices could impact demand for the Company’s current services. The Company’s unaudited condensed consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation— The unaudited condensed consolidated financial statements (the "condensed consolidated financial statements") presented herein, and as discussed below, have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and the requirements of the Securities and Exchange Commission (“SEC”) for interim reporting. In accordance with those rules and regulations, certain information and footnote disclosures normally included in comprehensive consolidated financial statements have been condensed or omitted. The condensed consolidated balance sheets as of June 30, 2025, and the condensed consolidated income statements, and condensed consolidated statements of owner's equity for the three months and six months ended June 30, 2025, and 2024 and condensed consolidated statements of cash flows for the six months ended June 30, 2025 and 2024 are unaudited. The condensed consolidated balance sheet as of December 31, 2024 was derived from the audited consolidated financial statements at that date but does not include all the information and footnotes required by US GAAP. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2024, filed with the SEC on Form 8-K/A on December 2, 2025.

The accompanying condensed consolidated financial statements, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial condition and results of operations. The condensed consolidated results of operations are not necessarily indicative of the results to be expected for any other interim period or for the entire year.
Principals of Consolidation— The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates— The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expense during the reporting period. Significant estimates and assumptions reflected in the condensed consolidated financial statements include, but are not limited to excess and obsolete inventory, and the useful lives of property and equipment. On an ongoing basis, management evaluates its estimates and assumptions and may adjust based on historical experience, known trends, and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. As of the date of issuance of these condensed consolidated financial statements, the Company is not aware of any specific event or circumstance that would require the Company to update estimates, judgments, or revise the carrying value of any assets or liabilities. Actual results may differ from those estimates or assumptions.
Cash and Cash Equivalents— The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash and cash equivalents. Cash and cash equivalents are recorded at cost, which approximates fair value. As of June 30, 2025, and December 31, 2024, cash consists primarily of checking and savings deposits. The Company’s cash balances exceed those that are federally insured. To date, the Company has not recognized any losses caused by uninsured balances.
Accounts Receivable and Allowance for Doubtful Accounts— Accounts receivable are stated at net realizable value. The Company conducts ongoing credit evaluations of its customers and monitors economic conditions to identify facts and circumstances that may indicate its receivables are at risk of collection. The Company will provide a reserve against any accounts receivable for estimated credit losses that may result from a customer’s inability to pay based on the composition of its accounts receivable, current economic conditions and historical credit loss activity. Amounts deemed uncollectible are charged or written off against the reserve. As of June 30, 2025 and December 31, 2024, the Company's allowance for credit losses was immaterial. During the three months and six months ended June 30, 2025 and 2024, the provision for credit losses and the amount of write-offs were immaterial.
Inventory— Inventory is composed of finished goods and valued at the lower of cost or net realizable value. Cost is computed using the first-in, first-out method. The Company regularly reviews inventory quantities on hand for excess or obsolete inventory and, when circumstances indicate, records charges to write down inventories to their estimated net realizable value, after evaluating historical sales, future demand, market conditions, and unexpected product life cycles. Such expenses are classified as cost of revenue in the condensed consolidated income statement. Any write-down of inventory to net realizable value creates a new cost basis. As of June 30, 2025, and December 31, 2024, the provision for excess and obsolete inventory was immaterial.
Property and Equipment— Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Upon retirement or sale, the cost and related accumulated depreciation are eliminated, and any gain or loss is included in the income statement. The following table represents the Company’s standard useful lives of each asset class:

Property & Equipment Asset Category	Useful Life
Computers	3 years
Furniture and equipment	7 years
Medical equipment	5 years
Vehicle	7 years
Revenue— The Company applies the following five steps under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue From Contracts with Customers, in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its arrangements:
•identify the contract with a customer,
•identify the performance obligations in the contract,
•determine the transaction price,
•allocate the transaction price to performance obligations in the contract, and
•recognize revenue as the performance obligation is satisfied.

Revenues are recognized when control of the promised goods is transferred to a customer and when services are rendered an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company recognizes revenue through the following sources:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Medical service revenue	$18,276,979	$9,733,511	$33,629,012	$17,829,664
Medical equipment lease revenue	389,430	326,328	728,860	598,181
Total net revenue	$18,666,409	$10,059,839	$34,357,872	$18,427,845
Medical Services Revenue— The Company generates medical services revenue through the delivery of organ perfusion and organ recovery services (the “medical services”) to customers. Medical services customer contracts generally include fixed monthly fees and may also include additional fees for each individual medical service provided to the customer, including fees for equipment and medical disposables inventory used for the medical service. Payment terms are generally net 30 or net 60 days. The Company’s contracts with customers do not result in significant obligations associated with returns, refunds, or warranties.
Each individual medical service delivered to the customer under a medical services contract represents a distinct performance obligation and is recognized overtime as revenue as the medical service is performed.
The Company does not have any associated contract assets or liabilities as part of its medical services agreements.

The Company acts as a principal throughout each procedure and records the entire revenue associated with the services provided upon completion.
Medical Equipment Lease Revenue— The Company leases medical equipment to third-party customers under operating lease agreements. Lease agreements generally have initial terms ranging from 12 to 24 months. Lease revenue is recognized on a straight-line basis over the lease term. The Company remains responsible for maintenance and insurance of leased equipment unless otherwise specified in the agreement. There are no material contingent rentals or options providing for changes in rental payments based on indexes or rates.
Selling and Marketing— Selling and marketing expenses consist of travel expenses for trade show sponsorships and events, conferences, and television promotional costs. Fees paid to third parties and merchants for new customer referrals are included in sales and marketing. Costs associated with the Company’s selling and marketing are expensed as incurred and are included in selling and marketing expenses. Advertising expense was $63,494 and $105,706, and $32,930 and $62,581 for the three months and six months ended June 30, 2025 and 2024, respectively.
Cost of Revenue— Cost of revenue comprises mainly of payroll for medical professionals directly involved in perfusion, organ recovery, autotransfusion, and ECMO services, along with small medical equipment expenses and delivery fee incurred while providing medical services to patients. The Company also incurs costs associated with medical disposables used in medical procedures that are charged back to the client upon completion of the contractual services rendered.
General and Administrative— General and administrative expenses consist primarily of employee compensation and benefits for management, finance administration and human resources, as well as facility costs, bad debt costs, professional services fees, depreciation, and other general overhead costs to support the Company’s operations.

Software Development— Software development costs that do not meet the criteria for capitalization are expensed as incurred. Software development expenses include fees paid to outside consultants.
Profit Sharing Plan— The Company maintains a profit sharing plan for the benefit of certain key employees. The plan is a non-contributory arrangement in which the participating employees receive a portion of the Company’s net profits paid on a quarterly basis. The Company recognizes the expense associated with the profit sharing allocation in the period in which the related profits are earned, and records this expense within general and administrative expenses in the condensed consolidated income statement. For the three months and six months ended June 30, 2025, and 2024, total profit sharing allocation expense was $1,217,641 and $2,100,771, and $435,159 and $807,596, respectively. Obligations related to the plan and unpaid are accrued in accrued and other liabilities in the condensed consolidated balance sheet.
Impairment of Long-Lived Assets— Long-lived assets consist primarily of property and equipment and intangible assets with finite lives. Long-lived assets to be held and used are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset group for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset group to its carrying value. An impairment loss would be recognized in the condensed consolidated income statement when estimated undiscounted future cash flows expected to result from the use of an asset group are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset group over its fair value, determined based on discounted cash flows. The Company did not record any impairment losses on long-lived assets during the three months and six months ended June 30, 2025 and 2024.
Income Taxes— The Company has elected to be treated as a S corporation for federal income tax purposes under § 1363(a) of the Internal Revenue Code, which states that generally S corporations are not subject to corporate level taxes. As such, all federal income taxes regarding the Company are passed through to the individual shareholders of the Company, making Keystone’s taxable income or loss reportable on the income tax returns of the individual shareholders. Given that the Company itself is not liable for any income taxes, no federal income tax provision is included in the statements. The Company is also not liable for state or local taxes as these are all passed through to the individual shareholders.
Fair Value Measurements
Certain assets and liabilities are carried at fair value under US GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:
Level 1—Quoted prices in active markets for identical assets or liabilities.
Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.
Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.
The carrying values of the Company’s cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost, which approximates fair values due to the short-term nature of these assets and liabilities. The carrying amounts of the Company’s loans payable approximate the fair value based on consideration of the current borrowing rates available to the Company. The fair value measurements related to cash and cash equivalents are classified as Level 1 within the fair value hierarchy.
Concentrations of Credit Risk— Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company does not believe that it is subject to unusual credit risks beyond the normal credit risk associated with commercial banking relationships. Significant customers are those that account for 10% or more of the Company’s revenue or accounts receivable. For the three and six months ended June 30, 2025 and June 30, 2024, no customer accounted for more than 10% of accounts receivable or for more than 10% of revenue.
Employee Benefit Plan— The Company offers a wide range of benefits to eligible employees, which include an employer-sponsored qualified 401(k) defined contribution plan covering eligible employees with an employer matching contribution, health insurance (including medical, dental and vision), life insurance, short- and long-term disability insurance, and paid time-off policies. Employee benefit expense was $357,776 and $848,245 for the three months and six months ended June 30, 2025, respectively, of which $197,799 and $382,174 is attributed to the 401(k) defined contribution plan. Employee benefit expense was $357,931 and $693,129 for the three and six months ended June 30, 2024, respectively, of which $157,336 and $281,232, respectively, is attributed to the 401(k) defined contribution plan.
3.PROPERTY AND EQUIPMENT
Property and equipment as of June 30, 2025 and December 31, 2024, are composed of the following:

	6/30/2025	12/31/2024
Computers	$64,702	$46,982
Furniture and equipment	23,307	23,307
Medical equipment	7,778,494	5,779,641
Vehicle	166,451	105,005
Total property and equipment	8,032,954	5,954,935
Accumulated depreciation	(2,765,436)	(2,100,279)
Property and equipment—net	$5,267,518	$3,854,656
Total depreciation expense for the three month and six months ended June 30, 2025 and 2024 was $344,933 and $665,157, and $225,054 and $397,277, respectively. Depreciation expense for medical equipment is included in cost of revenue in the condensed consolidated income statement. All other depreciation expense is included in general and administrative expenses in the condensed consolidated income statement. The Company has not acquired any property and equipment under finance leases.
4.ACCRUED AND OTHER LIABILITIES
Accrued and other liabilities as of June 30, 2025 and December 31, 2024, are composed of the following:

	June 30, 2025	December 31, 2024
Payroll liabilities	$740,411	$756,167
Sales taxes payable	100,880	88,161
Accrued profit sharing	4,436,514	2,335,744
Credit card payable	154,982	132,908
Total accrued and other liabilities	$5,432,787	$3,312,980
5.DEBT
As of June 30, 2025 and December 31, 2024, debt consisted of the following:

	June 30, 2025	December 31, 2024
Current portion of debt:
Line of credit	$2,290,485	$3,755,780
SBA loan	99,585	95,218
Total current portion of debt	$2,390,070	$3,850,998
Long-term debt — SBA Loan	529,965	580,902
Total debt	$2,920,035	$4,431,900
SBA Loan— In January 2024, Keystone received a Small Business Administration (“SBA”) Loan to purchase medical equipment in the amount of $785,000. The loan is repaid over a period of 84 months from the date of draw, including interest at 9% per annum. The loan was collateralized by the medical equipment purchased for use in perfusion services. As of June 30, 2025, borrowings of $629,550 were outstanding.
The Company will be required to repay the following principal amounts in connection with its SBA Loan:

Years Ending December 31,
2025	$48,648
2026	104,146
2027	113,916
2028	124,602
2029	136,291
Thereafter	101,947
Total	$629,550
Line of Credit— In June 2024, the Company entered into a Revolving Line of Credit and security agreement with PS Bank which provides a line that may be drawn in the aggregate amount of $4,000,000 (“LOC”). On December 31, 2024, the maturity date of the LOC was extended from December 31, 2024 to December 31, 2025. The LOC is to be repaid upon demand and incurs interest at the U.S. Prime Rate, which is subject to variability in the market, plus a 0.5% margin. As of June 30, 2025, the Prime Rate was 7.50%, and therefore, the Company was borrowing on the LOC at an 8% interest rate. As of June 30, 2025, borrowings of $2,290,485, were outstanding.

Interest— For the six months ended June 30, 2025 and 2024, the Company incurred $171,195 and $160,903, respectively, in interest expense related to its debt facilities, which is recorded to interest expense in the condensed consolidated income statement.
Covenants— The Company is not subject to any financial compliance covenants regarding the LOC or the SBA Loan equipment loan.

6.COMMITMENTS AND CONTINGENCIES
Litigation— From time to time, the Company may become involved in various legal proceedings in the ordinary course of its business. While it is not possible to determine the outcome of any legal proceedings brought against us, the Company believes that there are no pending lawsuits or claims that, individually or in the aggregate, may have a material effect on its business, financial condition or operating results. Our views and estimates related to these matters may change in the future, as new events and circumstances arise and as the matters continue to develop.
7.OWNER’S EQUITY
Common Stock
As of June 30, 2025 and 2024, the Company’s articles of incorporation authorized the Company to issue up to 1,000 shares of common stock, no par value per share. All shares are issued and outstanding to the Chief Executive Officer, Louis Verdetto (the “sole shareholder”). Keystone paid $194,766 and $913,082 in distributions, net of contributions, to the sole shareholder for the period ending June 30, 2025 and 2024, respectively.
8.SUBSEQUENT EVENTS
The Company evaluated subsequent events from June 30, 2025, the date of these condensed consolidated financial statements, through December 2, 2025, which represents the date the condensed consolidated financial statements were available for issuance for events requiring recording or disclosure in the condensed consolidated financial statements for the six months ended June 30, 2025.
On September 16, 2025, the Company was acquired by Strata Critical Medical, Inc. (“Strata”) pursuant to a purchase and sale agreement, entered into among the Company, Strata Critical, Inc. (a wholly owned subsidiary of Strata, the “Buyer”), LRV Holdco, Inc., the Louis Verdetto Irrevocable Trust, and Louis Verdetto dated September 16, 2025 (the “acquisition”). Pursuant to the acquisition agreement, all outstanding shares of the Company were acquired for total consideration of approximately $65.6 million in cash and 1,717,303 shares of Strata’s common stock.
In connection with the above transaction, several members of the Company’s management received transaction bonus payments from the Buyer totaling $35.9 million, which were contractually required bonuses entered into as part of the employment contracts pre-dating the acquisition.
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